Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Flywire Corporation of our report dated March 11, 2021, except for the effects of the stock split discussed in Note 20 to the consolidated financial statements, as to which the date is May 14, 2021, relating to the financial statements, which appears in Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-255706) of Flywire Corporation.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

June 1, 2021